                                                                     EXHIBIT 3.2


                                    FORM OF
                         AMENDED AND RESTATED BY-LAWS
                                      OF
                   DIAMOND TECHNOLOGY PARTNERS INCORPORATED


                                   ARTICLE 1
                                    OFFICES

          1.1  REGISTERED OFFICE.
               -----------------

          The registered office of Diamond Technology Partners Incorporated (the "Corporation") in the State of Delaware shall be located at 1013 Centre Road,
 -----------
City of Wilmington, Delaware, County of New Castle. The name of the Corporation's registered agent at such address shall be The Prentice Hall Corporation System, Inc. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

          1.2  OTHER OFFICES.
               -------------

          The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine are required by the business of the Corporation.

                                   ARTICLE 2
                           MEETINGS OF STOCKHOLDERS

          2.1  TIME OF MEETINGS.
               ----------------

          An annual meeting of the stockholders shall be held on a date not later than the end of the sixth calendar month after the conclusion of the Company's fiscal year, unless such day should fall on a legal holiday, in which event the meeting shall be held on the next succeeding business day that is not a legal holiday for the purpose of electing directors and conducting such other proper business as may come before the meeting.

          2.2  SPECIAL MEETINGS.
               ----------------

          Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, or the Secretary at the request of the Board of Directors, and shall be called by the Chairman of the Board or the Secretary at the request in writing of stockholders possessing at least 30% of the voting power of the issued and outstanding voting stock of the Corporation entitled to vote generally for the election of directors. Such request shall include a statement of the purpose or purposes of the proposed meeting.

          2.3  PLACE OF MEETINGS.
               -----------------

          The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of the stockholders of the Corporation. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation.

          2.4  NOTICE OF MEETINGS.
               ------------------

          Unless otherwise provided by statute or the Corporation's Restated Certificate of Incorporation, whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes of such meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 days nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Board of Directors, the Chairman of the Board or the Secretary of the Corporation, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation.

          2.5  WAIVER OF NOTICE.
               ----------------

          Whenever the giving of any notice is required by statute, the Corporation's Restated Certificate of Incorporation or these By-laws, a waiver thereof, in writing and delivered to the Corporation, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (a) of such meeting, except when the stockholder objects at the beginning of the meeting to holding the meeting or transacting business at the meeting, and (b) (if it is a special meeting) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, except when the stockholder objects at the beginning of the meeting to considering the matter at the meeting.

          2.6  FIXING A RECORD DATE FOR STOCKHOLDER MEETINGS.
               ---------------------------------------------

          In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


          2.7  FIXING A RECORD DATE FOR ACTION BY WRITTEN CONSENT.
               --------------------------------------------------

          In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

          2.8  FIXING A RECORD DATE FOR OTHER PURPOSES.
               ---------------------------------------

          In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          2.9  STOCKHOLDERS LIST.
               -----------------

          The officer having charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          2.10  QUORUM.
                ------

          Unless otherwise provided by statute or the Corporation's Restated Certificate of Incorporation, the holders of the outstanding shares of capital stock representing a majority of the votes entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) entitled to vote on the matter at hand as a single class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business. When a quorum is once present to commence a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders or their proxies.

          2.11  ADVANCE NOTICE OF BUSINESS AT ANNUAL MEETINGS.
                ---------------------------------------------

          At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be brought properly before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, the Chairman of the Board or the Secretary of the Corporation, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, the Chairman of the Board or the Secretary of the Corporation, or (c) properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be brought properly before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Chairman of the Board or the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive office of the Corporation not less than 45 days before the meeting; provided, however, that if less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder and
(iv) any material interest of the stockholder in such business.

          Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.11; provided, however, that nothing in
                             ------------
this Section 2.11 shall be deemed to preclude discussion by any stockholder of
     ------------
any business properly brought before the annual meeting in accordance with said procedure.

          The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure, and if the chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          2.12  ADJOURNED MEETINGS.
                ------------------

          Any meeting of the stockholders, annual, regular or special, may be adjourned from time to time to reconvene at the same or some other place.
Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          2.13  VOTE REQUIRED.
                -------------

          When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the Corporation's Restated Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Voting on any question or in any election need not be by written ballot. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

          2.14  VOTING RIGHTS.
                -------------

          Except as otherwise provided by the General Corporation Law of the State of Delaware, the Corporation's Restated Certificate of Incorporation or any amendments thereto and subject to Section 6.3 hereof, every stockholder
                                      -----------
shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder.

          2.15  PROXIES.
                -------

          Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

          Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary of the Corporation or a person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

          2.16  ACTION BY WRITTEN CONSENT.
                -------------------------

          Unless otherwise provided in the Corporation's Restated Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, the Corporation's principal place of business, or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. All consents properly delivered in accordance with this Section 2.16
                                                                    ------------
shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation as required by this Section 2.16, written consents signed by the holders of a sufficient number
     ------------
of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

                                   ARTICLE 3
                                   DIRECTORS

          3.1  GENERAL POWERS.
               --------------

          Unless otherwise provided by statute or the Corporation's Restated Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          3.2  NUMBER, CLASSES, ELECTION AND TERM OF OFFICE.
               --------------------------------------------

          As of the closing of the Corporation's initial public offering of equity securities under the Securities Act of 1933, as amended, the total number of directors which shall constitute the entire board of directors shall be eight. The term "entire Board of Directors" as used herein shall mean the total number of directors constituting the entire Board of Directors irrespective of the number of directors then in office or vacancies. Thereafter, the total number of directors constituting the entire board of directors shall be determined by resolution of the board of directors passed by the affirmative vote of a majority of the directors then in office, provided that such number shall be consistent with the minimum and maximum number of directors set forth in the Corporation's Restated Certificate of Incorporation. The Board of Directors shall be divided into three classes, each class consisting of approximately one-third of the total number of directors, as provided in the Corporation's Restated Certificate of Incorporation. At the 1997 annual meeting of stockholders and at each subsequent annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are duly elected and qualified. Directors shall be elected at annual meetings of the stockholders, except as provided in Section
                                                                      -------
3.4 hereof, and each director elected shall hold office until his successor is
---
elected and qualified or until his earlier death, resignation or removal. Directors need not be stockholders.

          3.3  REMOVAL AND RESIGNATION.
               -----------------------

          Unless otherwise provided in the Corporation's Restated Certificate of Incorporation, any director or the entire Board of Directors may be removed for cause, by the holders of the outstanding shares of capital stock representing a majority of the votes entitled to vote at the election for that director. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.

          3.4  VACANCIES.
               ---------

          Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Corporation's Restated Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected. Each director so chosen shall hold office until the next election of the class for which such director shall have been chosen, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal. In the event that one or more directors resigns from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of the class for which such director shall have been chosen, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal.

          3.5  ANNUAL MEETINGS.
               ---------------

          The annual meeting of each newly elected Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders of the Corporation.

          3.6.  OTHER MEETINGS AND NOTICE.
                -------------------------

          Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors, provided that any director who is absent when such determination is made, shall be given notice or a copy of a resolution setting such regular meeting date. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, any Senior Vice President or any director on at least 24 hours notice to each director, either personally, by telephone, by mail, by telegram, by telex, or by facsimile, and shall be deemed to have been given when communicated by telephone, when deposited in the United States mail, when delivered to the telegraph company or transmitted by telex or facsimile, as the case may be.

          3.7  QUORUM, REQUIRED VOTE AND ADJOURNMENT.
               -------------------------------------

          A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          3.8  COMMITTEES.
               ----------

          (a) The Board of Directors may, by resolution passed by a majority of the entire Board of Directors or pursuant to these By-laws, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution or these By-laws shall have and may exercise the powers of the Board of Directors in the management and affairs of the Corporation, except as otherwise limited by law. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors of the Corporation when required or as requested.

          (b) Audit Committee.  The audit committee shall consist of not fewer
              ---------------
than two members of the Board of Directors as shall from time to time be appointed by resolution of the Board of Directors. A majority of the audit committee shall consist of members of the Board of Directors who are not officers and/or employees of the Corporation or any subsidiary of the Corporation. The audit committee shall review and, as it shall deem appropriate, recommend to the Board of Directors internal accounting and financial controls for the Corporation and accounting principles and auditing practices and procedures to be employed in the preparation and review of financial statements of the Corporation. The audit committee shall make recommendations to the Board of Directors concerning the engagement of independent public accountants to audit the annual financial statements of the Corporation and the scope of the audit to be undertaken by such accountants.

          (c)  Compensation Committee.  The compensation committee shall consist
               ----------------------
of not fewer than two members of the Board of Directors as shall from time to time be appointed by resolution of the Board of Directors. A majority of the compensation committee shall consist of members of the Board of Directors who are not officers and/or employees of the Corporation or any subsidiary of the Corporation. The compensation committee shall review and, as it shall deem appropriate, recommend to the Chief Executive Officer and the Board of Directors policies, practices and procedures relating to the compensation of managerial employees and the establishment and administration of employee benefit plans, except for any stock option plan(s), which shall be established and administered by the Board of Directors of the Corporation. The compensation committee shall advise and consult with the officers of the Corporation, as may be requested, regarding managerial personnel policies.

          3.9  COMMUNICATIONS EQUIPMENT.
               ------------------------

          Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 3.9 shall constitute presence in person
                                -----------
at such meeting.

          3.10  WAIVER OF NOTICE AND PRESUMPTION OF ASSENT.
                ------------------------------------------

          Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

          3.11  ACTION BY WRITTEN CONSENT.
                -------------------------

          Unless otherwise restricted by the Corporation's Restated Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or a committee thereof may be taken without a meeting if all members of the Board of Directors or a committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or a committee thereof.

          3.12  COMPENSATION OF DIRECTORS.
                -------------------------

          Unless otherwise provided by the Corporation's Restated Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors, which compensation may include the reimbursement of expenses incurred in connection with meetings of the Board of Directors or a committee thereof.

          3.13  INTERESTED DIRECTORS, OFFICERS; QUORUM.
                --------------------------------------

          No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; (b) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction.

          3.14  NOMINEES.
                --------

          Only persons who are nominated in accordance with the procedures set forth in this Section 3.14 shall be eligible for election as directors.
              ------------
Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with notice procedures set forth in this

Section 3.14.  Such nominations, other than those made by or at the direction
------------
of the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than 45 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person, and
(iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written consent to be named in the proxy statement as a nominee and to serve as a director if elected), and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such stockholder, and (ii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No later than the 10th day following the date of receipt of a stockholder nomination submitted pursuant to this Section 3.14, the
                                                               ------------
Chairman of the Board of the Corporation shall, if the facts warrant, determine and notify in writing the stockholder making such nomination that such nomination was not made in accordance with the time limits and/or other procedures described by these By-laws. If no such notification is mailed to such stockholder within such ten-day period, such nomination shall be deemed to have been made in accordance with the provisions of this Section 3.14. No person
                                                    ------------
shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.14.
                                                    ------------


                                   ARTICLE 4
                                   OFFICERS


          4.1  POSITIONS.
               ---------

          The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a Chief Operating Officer, a Chairman of the Board, a President, a Secretary, a Treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

          4.2  ELECTION AND TERM OF OFFICE.
               ---------------------------

          The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after the annual meeting of stockholders. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.


          4.3  REMOVAL AND RESIGNATION.
               -----------------------

          Any officer or agent elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The election of an officer or agent shall not of itself create any contractual rights. Any officer may resign at any time upon written notice to the Corporation, such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.

          4.4  VACANCIES.
               ---------

          Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by the Board of Directors then in office.

          4.5  COMPENSATION.
               ------------

          Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

          4.6  POWERS AND DUTIES OF OFFICERS.
               -----------------------------

          The officers of the Corporation shall have such powers and duties as shall be stated in these By-laws or in a resolution of the Board of Directors which is not inconsistent with these By-laws and, to the extent not so stated, as generally pertain to their respective office or offices, subject to the control of the Board of Directors.

          4.7  CHIEF EXECUTIVE OFFICER.
               -----------------------

          The Board of Directors, at the time of election of officers or from time to time thereafter, may designate whether the Chairman of the Board, if one shall have been chosen, or the President shall be the Chief Executive Officer of the Corporation. If a Chairman of the Board has not been chosen, or if one has been chosen but not designated Chief Executive Officer, then the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation, subject to the direction of the Board of Directors. He shall see that orders and resolutions of the Board of Directors are carried into effect. He shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to its Board of Directors.

          4.8  CHIEF OPERATING OFFICER.
               -----------------------

          If the Chairman of the Board has been designated Chief Executive Officer of the Corporation, the Board of Directors, at the time of election of officers or at any other time, may designate the President as the Chief Operating Officer. The Chief Operating Officer, if any, shall in general supervise and control all of the operational aspects of the business of the Corporation, subject to the direction of the Chief Executive Officer and the Board of Directors. He shall be present at all meetings of the stockholders and the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect.

          4.9  CHAIRMAN OF THE BOARD.
               ---------------------

          The Chairman of the Board, if one is chosen, shall be chosen from among the members of the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. If the Chairman of the Board has been designated Chief Executive Officer, he shall have the duties thereof, if not so designated, he shall have no other duties.

          4.10  PRESIDENT.
                ---------

          If the Chairman of the Board has been designated Chief Executive Officer, and the President has been designated Chief Operating Officer, the President shall have the duties of the Chief Operating Officer. If the Chairman of the Board has not been designated Chief Executive Officer, the President shall have the duties of the Chief Executive Officer. In the absence of the Chairman of the Board or in the event of his inability to act, the President shall perform the duties of the Chairman of the Board and when so acting, shall have all of the powers of, and be subject to all of the restrictions upon, the Chairman of the Board.

          4.11  VICE-PRESIDENTS.
                ---------------

          The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice-Presidents shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or these By-laws may, from time to time, prescribe.

          4.12  SECRETARY AND ASSISTANT SECRETARIES.
                -----------------------------------

          The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the President's supervision, the Secretary shall give, or cause to be given, all notices required to be given by these By-laws or by law; shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or these By-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested to by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or these By-laws may, from time to time, prescribe.

          4.13  TREASURER AND ASSISTANT TREASURERS.
                ----------------------------------

          The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name of and to the credit of the Corporation as may be designated by the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the President and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or these By-laws may, from time to time, prescribe. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession of or under the control of the Treasurer belonging to the Corporation. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or these By-laws may, from time to time, prescribe.

          4.14  OTHER OFFICERS, ASSISTANT OFFICERS AND AGENTS.
                ---------------------------------------------

          Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

          4.15  ABSENCE OR DISABILITY OF OFFICERS.
                ---------------------------------

          In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.



                                   ARTICLE 5
               INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

          5.1.  NATURE OF INDEMNITY.
                -------------------

          Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (hereinafter a "proceeding"), by reason of the fact
                                          ----------
that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation.

          5.2  ARTICLE NOT EXCLUSIVE.
               ---------------------

          The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Article 5 shall not be exclusive of any other right which any person may have or
---------
hereafter acquire under any statute, provision of the Corporation's Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          5.3  INSURANCE.
               ---------

          The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this
Article 5.
---------

          5.4  EXPENSES.
               --------

          Expenses incurred by any person described in Section 5.1 hereof in
                                                       -----------
defending a proceeding shall be paid by the Corporation in advance of such proceeding's final disposition, unless otherwise determined by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          5.5  CONTRACT RIGHTS.
               ---------------

          The provisions of this Article 5 shall be deemed to be a contract
                                 ---------
right between the Corporation and each director or officer who serves in any such capacity at any time while this Article 5 and the relevant provisions of
                                     ---------
the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article 5 or any such law
                                                  ---------
shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then or heretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.

          5.6.  MERGER OR CONSOLIDATION.
                -----------------------

          For purposes of this Article 5, references to "the Corporation" shall
                               ---------
include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article 5 with respect to the resulting or surviving
                    ---------
corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

          5.7  OTHER TERMS DEFINED.
               -------------------

          For purposes of this Article 5, references to "other expenses" shall
                               ---------
include employee benefit plans, references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan, and references to "serving at the request of the

Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 5.
     ---------

                                   ARTICLE 6
               CERTIFICATES OF STOCK; REGISTRATION; SUBSCRIPTIONS

          6.1  FORM.
               ----

          Every holder of capital stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the President or a Vice-President and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned (i) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (ii) by a registrar, other than the Corporation or its employee, the signature of any such President, Vice-President, Secretary, or Assistant Secretary may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates, shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of capital stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

          6.2  LOST CERTIFICATES.
               -----------------

          The Corporation may issue a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of capital stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

          6.3  REGISTERED STOCKHOLDERS.
               -----------------------

          Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of capital stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

                                   ARTICLE 7
                              GENERAL PROVISIONS

          7.1.  DIVIDENDS.
                ---------

          Dividends upon the capital stock of the Corporation, subject to the provisions of the Corporation's Restated Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Corporation's Restated Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

          7.2  CHECKS, DRAFTS, OR ORDERS.
               -------------------------

          All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

          7.3  CONTRACTS.
               ---------

          The Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

          7.4  LOANS.
               -----

          The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of capital stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

          7.5  FISCAL YEAR.
               -----------

          The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

          7.6  CORPORATE SEAL.
               --------------

          The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

          7.7  VOTING SECURITIES OWNED BY CORPORATION.
               --------------------------------------

          Voting securities in any other corporation held by the Corporation shall be voted by the President, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

          7.8  SECTION HEADINGS.
               ----------------

          Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

          7.9  INCONSISTENT PROVISIONS.
               -----------------------

          In the event that any provision of these By-laws is or becomes inconsistent with any provision of the Corporation's Restated Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

          7.10  AMENDMENTS.
                ----------

          The Board of Directors or the stockholders may from time to time adopt, amend or repeal these By-laws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of at least a majority of the directors then in office at a duly constituted meeting of the Board of Directors called for such purpose. Such action by the stockholders shall require the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon at a duly constituted meeting of stockholders called for such purpose.